SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          Date of Report: June 24, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




                  Delaware                            52-1555759
          (State of Incorporation)                  (I.R.S. Employer
                                                    Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


        Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report.


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.

MEDIMMUNE, INC.
Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated June 24, 1999:

FOR IMMEDIATE RELEASE

Contacts:
William C. Roberts
Investor and Media Relations
MedImmune, Inc.
301-417-0770 x358


http://www.medimmune.com


                 MEDIMMUNE ANNOUNCES NEW EXECUTIVE APPOINTMENTS

Gaithersburg, MD, June 24, 1999 -- MedImmune, Inc. (Nasdaq:MEDI) today announced four new appointments to new positions within the Company. Randall Turner, formerly Vice President, Pharmaceutical/Biotech with Black & Veach, an international engineering consulting firm, has been appointed to the new position of Vice President, Engineering & Facilities, reporting to Mr. Melvin D. Booth, President and Chief Operating Officer of MedImmune. Also, Bernardus Machielse, formerly Vice President, Quality Assurance and Quality Control with XOMA Corporation, a biotechnology company, has been appointed to the new position of Vice President, Quality. He will report to Bogdan Dziurzynski, Senior Vice President, Regulatory Affairs and Quality Assurance at MedImmune. Additionally, Scott Koenig, M.D., Ph.D., previously Vice President of Research, has been promoted to the position of Senior Vice President of Research. Finally, James F. Young, Ph.D., previously Senior Vice President, Research and Development, has been promoted to the position of Executive Vice President, Research and Development.

"The addition of Mr. Turner will allow MedImmune to successfully carry out our long-term plans of corporate growth and to support our commercial manufacturing capabilities," commented Melvin D. Booth, President and Chief Operating Officer of MedImmune. "Additionally, Mr. Machielse will enhance the articulation between Quality Control, Quality Assurance and validation in order to strengthen our focus on quality and GMP compliance. We welcome them both to MedImmune."

As Vice President of Engineering & Facilities, Mr. Turner will be responsible for all major engineering projects in the Frederick and Gaithersburg facilities, the engineering oversight of the Gaithersburg Manufacturing and Development Facility and corporate engineering activities such as expansion and renovation. Prior to joining MedImmune, Mr. Turner served from 1995 to 1998 as the Vice President of Pharmaceutical/Biotech at Black and Veach. He was responsible for overseeing process engineering, detailed design, construction, validation and start-up assistance on facilities regulated by United States and European authorities. His responsibilities recently included the project design and construction of two new facilities for products launched for Pfizer, and the design of a manufacturing facility for Schering-Plough. From 1989 to 1995, as the Director of Corporate Manufacturing and Engineering Services for Sanofi Inc., Mr. Turner was responsible for all engineering activities in North America, South America, Australia and the Pacific Rim. From 1977 to 1989, Mr. Turner worked for Pfizer, Inc., where he ultimately became the Director of Engineering. Prior to his term at Pfizer, Mr. Turner was a Field Service Engineer for General Electric. Mr. Turner holds a Bachelor of Science and a
Masters of Science in mechanical engineering from the University of Missouri, Columbia, Missouri.

As Vice President, Quality, Mr. Machielse will be responsible for quality assurance and documentation, quality control, validation, calibration, clinical support testing and GMP compliance at the Gaithersburg and Frederick facilities. Prior to joining MedImmune, Mr. Machielse served from 1996 through 1999 as Vice President, Quality Assurance and Quality Control at XOMA Corporation. He was responsible for the functions of Quality Control, Quality Assurance, Quality Engineering, Compliance and Document Control in both the Berkeley and Santa Monica facilities. From 1995 to 1996, he was the Director of Quality at XOMA and was responsible for the Quality Assurance and Quality Control groups. From 1987 to 1995, Mr. Machielse held various titles at Centocor BV, a wholly owned subsidiary of Centocor, Inc. in The Netherlands, culminating in 1993 when he became the Associate Director of Quality Control. In this position, he was responsible for managing various Quality Control groups including microbiology, stability, and routine testing. Additionally, he was responsible for the analytical development group and the laboratory automation group. Mr. Machielse holds a Bachelors degree in Medical Biology and a Masters of Science in Biochemistry from the University of Utrecht, Utrecht, The Netherlands.

As Senior Vice President of Research, Dr. Koenig will continue his focus on new research initiative identification and oversee all preclinical discovery efforts, including project design, execution and management. Dr. Koenig will continue to report to James Young, Ph.D. Dr. Koenig joined MedImmune in 1990 as the Director of Immunology, and was promoted in 1994 to the position of Director of Research. In 1995, Dr. Koenig became the Vice President of Research. Prior to joining MedImmune, Dr. Koenig worked for the National Institutes of Health, National Institute of Allergy and Infectious Diseases first as a Medical Staff Fellow from 1984 to 1987, and then as a Senior Staff Fellow from 1987 to 1990. Dr. Koenig holds a medical degree from the University of Texas Health Science Center at Houston, a doctorate in Immunology from Cornell University Graduate School of Medical Sciences, and a Bachelor of Arts degree from Cornell University. He is a board-certified specialist in Allergy and Immunology and Internal Medicine.

As Executive Vice President of Research and Development, Dr. Young will continue to be responsible for the oversight of all research and development activities and identification of new strategic research initiatives. Dr. Young will continue to report to Wayne T. Hockmeyer, Ph.D. Dr. Young joined MedImmune in March 1989 as Vice President of Research and Development, and was promoted in 1995 to Senior Vice President of Research and Development. Prior to his tenure at MedImmune, Dr. Young held various positions from 1983 to 1989 at SmithKline and French Laboratories, Inc., where he ultimately became the Director of the Department of Molecular Genetics. Prior to 1983, Dr. Young was Assistant Professor of Microbiology at Mount Sinai School of Medicine, New York, N.Y. Dr. Young holds a doctorate in microbiology and immunology from Baylor College of Medicine, Houston, Texas and a Bachelor of Science degree from Villanova University.

MedImmune, a biotechnology company located in Gaithersburg, Maryland, is focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. The Company currently markets Synagis (palivizumab), RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)), and CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human)) through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.

                                      ####



(REGISTRANT)      MEDIMMUNE, INC.





BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            June 24, 1999